Simmons Bedding Company Confirms the Effectiveness of Its Bondholder Forbearance Agreement Through March 31, 2009
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ATLANTA, February 10, 2009 – As previously disclosed on February 5, 2009, the ad hoc committee of holders of Simmons Bedding Company's $200 million 7.785% senior subordinated notes (the “Notes”) has approved a forbearance agreement with the Company, pursuant to which the members of that committee have agreed to refrain from enforcing their respective rights and remedies under the Notes and the related indenture for the duration of the forbearance period, which runs through March 31, 2009.  The Company and the committee have agreed not to seek approval from any additional Note holders but instead to make the agreement effective immediately.

The committee has the obligation under the forbearance agreement to take any actions that are necessary to prevent an acceleration of the Notes during the forbearance period.

Moreover, because the committee's holdings represent more than a majority of the Notes, the committee has the power under the indenture to rescind any acceleration of the Notes by either the trustee or the minority holders of the Notes, allowing the forbearance period to run through March 31, 2009 and providing time for the Company to pursue an organized financial restructuring.

"Our restructuring is progressing as planned and we look forward to its completion,” said Stephen G. Fendrich, Simmons Bedding's President and Chief Operating Officer.  “We thank the ad hoc committee of the Notes for their support."

About Simmons Bedding Company
Atlanta-based Simmons Bedding Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, Beautyrest Black®, Beautyrest Studio™, BeautySleep®, ComforPedic by Simmons™, Natural Care®, Beautyrest Beginnings™ and Deep Sleep®. Simmons Bedding operates 19 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States, Canada and Puerto Rico. Simmons Bedding also serves as a key supplier of beds to many of the world’s leading hotel groups and resort properties. Simmons Bedding is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.

This news release includes forward-looking statements that reflect Simmons Company and its subsidiaries’ (collectively referred to as “Simmons”) current views about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this report speak only as of the date of this report. These forward-looking statements are expressed in good faith and Simmons believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons’s expectations.  These factors include, but are not limited to: (i) competitive pressures in the bedding industry; (ii) general economic and industry conditions; (iii) the success of Simmons’s new products and the future costs to roll out such products; (iv) legal and regulatory requirements; (v) interest rate and credit market risks; (vi)  compliance with covenants in, and any defaults under, Simmons’s debt agreements or instruments; (vii) Simmons’s ability to comply with the terms of the forbearance agreements or to develop and implement an organized financial restructuring on acceptable terms, on a timely basis or at all, as well as compliance by the lenders and noteholders with the terms of the forbearance agreement; (viii) increased cost of credit and associated fees resulting from the forbearance extension and any waiver or modification of the senior credit facility by the lenders or any waiver or modification of the notes or other indebtedness; (ix) lender calls requiring Simmons to immediately repay all amounts outstanding under the senior credit facility resulting from the noncompliance with the covenants which could in turn result in a default under Simmons’s subordinated notes and discount notes and Simmons Holdco’s term loan facility; (x) Simmons’s relationships with and viability of its suppliers; (xi) fluctuations in Simmons’s costs of raw materials and energy prices; (xii) Simmons’s relationship with and viability of significant customers and licensees; (xiii) Simmons’s ability to increase prices on our products and the effect of these price increases on its unit sales; (xiv) an increase in Simmons’s return rates and warranty claims; (xv) Simmons’s labor relations; (xvi) encroachments on Simmons’s intellectual property; (xvii) Simmons’s product liability claims; (xviii) Simmons’s level of indebtedness; (xix) foreign currency exchange rate risks; (xx) Simmons’s future acquisitions; (xxi) Simmons’s ability to achieve the expected benefits from any personnel realignments; (xxii) higher bad debt expense as a result of increased customer bankruptcies due to instability in the economy and slowing consumer spending; (xxiii) Simmons’s ability to maintain sufficient liquidity to operate its business; and (xxiv) other risks and factors identified from time to time in Simmons’s reports filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.